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Exhibit 4.1

$115,000,000
MRS. FIELDS FAMOUS BRANDS, LLC
and
MRS. FIELDS FINANCING COMPANY, INC.
11 1/2% Senior Secured Notes due 2011

PURCHASE AGREEMENT

        March 9, 2004

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

        Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company") and Mrs. Fields Financing Company, Inc., a Delaware corporation, (the "Co-issuer" and, together with the Company, the "Issuers") and each of the Subsidiary Guarantors (as defined herein), upon execution of the Counterparts (as defined herein) on the Closing (as defined herein) hereby agree with you as follows:

        1.     Issuance of Notes. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell $115,000,000 aggregate principal amount of 11 1/2% Senior Secured Notes due 2011 (each a "Note" and, collectively, the "Notes") to Jefferies & Company, Inc. (the "Initial Purchaser"). The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of March 16, 2004, by and among the Issuers, the Subsidiary Guarantors party thereto (as hereinafter defined), and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings set forth in the "Description of the Notes" section of the Final Offering Circular (as defined herein).

        The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legends set forth in the Final Offering Circular, dated the date hereof (the "Final Offering Circular"). The Issuers have prepared a preliminary offering circular, dated February 5, 2004 (the "Preliminary Offering Circular"), and the Final Offering Circular relating to the offer and sale of the Notes (the "Offering"). "Offering Circular" means, as of any date or time referred to in this Agreement, the Preliminary Offering Circular or the Final Offering Circular, and any amendment or supplement to either such document, including exhibits and schedules thereto.

        Concurrently with the sale of the Notes, (i) the Company is making tender and exchange offers to the holders of $140 million aggregate principal amount of 10 1/8% Senior Notes of Mrs. Fields' Original Cookies, Inc., the direct parent of the Company (the "MFOC Notes") (the "MFOC Tender and Exchange Offer"), and (ii) a sister entity of the Issuers, TCBY Systems, LLC, is making offers to all holders of its 14% subordinated notes (the "TCBY Notes") to redeem such notes at 100% of their principal amount plus accrued and unpaid interest to the Closing Date (as defined herein).

        In addition, the Company is concurrently entering into certain franchise, sublease, management and tax allocation agreements, and certain other agreements and transactions described under the heading "The Transactions" and "Certain Relationships and Related Transactions" in the Offering Circular (each, an "Ancillary Agreement" and collectively, the "Ancillary Agreements").

        2.     Terms of Offering. The Initial Purchaser has advised the Issuers, and the Issuers understand, that the Initial Purchaser will make offers to sell (the "Exempt Resales") some or all of the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Circular, as amended or supplemented, to persons (the "Subsequent Purchasers") whom the Initial Purchaser (i) reasonably believes to be "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Act, as such may be amended from time to time, (ii) reasonably believes, based upon written representations made by such persons to the Initial Purchaser, to be institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("Accredited Investors") or (iii) reasonably believes to be non-U.S. persons in reliance upon Regulation S of the Act.

        Pursuant to the Indenture, all Domestic Restricted Subsidiaries of the Issuers that are not Immaterial Subsidiaries shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Issuers' obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a "Subsidiary Guarantor" and each such guarantee being referred to herein as a "Guarantee").

        Each Subsidiary Guarantor shall become a party to this Agreement at Closing pursuant to the execution and delivery of the counterparts to this Agreement in the form attached hereto as Exhibit D (the "Counterparts").

        Pursuant to the terms of the Collateral Agreements, all of the obligations under the Notes and the Indenture will be secured by a lien and security interest in substantially all of the assets of the Issuers and the Subsidiary Guarantors.

        Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Issuers will agree, among other things, to file with the Securities and Exchange Commission (the "SEC") (a) a registration statement under the Act relating to Senior Secured Notes (the "Exchange Notes") which shall be identical to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the "Exchange Offer"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Issuers will issue Exchange Notes to the Initial Purchaser (the "Private Exchange Notes"). If the Issuers fail to satisfy their obligations under the Registration Rights Agreement, they will be required to pay additional interest to the holders of the Notes under certain circumstances, as set forth in the Registration Rights Agreement.

        Concurrent with the Closing, pursuant to the terms of the MFOC Tender and Exchange Offer, the Issuers will issue to holders of the MFOC Notes in exchange for their MFOC Notes a separate series of senior secured notes under the Indenture (the "9% Notes") with terms identical to the Notes except as described in the Final Offering Circular. The holders of the 9% Notes will be beneficiaries of a registration rights agreement to be entered into by the Issuers on the Closing Date (the "9% Notes Registration Rights Agreement"), pursuant to which the holders of the 9% Notes will have substantially identical rights to those provided in the Registration Rights Agreement.

        This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreement, the Notes, the Guarantees, the Exchange Notes and the Private Exchange Notes are collectively referred to herein as the "Documents."

        3.     Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers, the Notes at a purchase price of 96.75% of the aggregate principal amount thereof. Delivery to the Initial Purchaser of and payment for the Notes shall be made at a closing (the "Closing") to be held at 10:00 a.m., New York time, on March 16, 2004 (the "Closing Date") at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP.

        The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Issuers shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Notes in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Mayer, Brown, Rowe & Maw LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Issuers, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

        4.     Representations and Warranties of the Issuers and the Subsidiary Guarantors. Each of the Issuers and the Subsidiary Guarantors jointly and severally represent and warrant to the Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a)
Neither the Preliminary Offering Circular, the Final Offering Circular, nor any amendment or supplement thereto, as of the date thereof and at all times subsequent thereto up to the Closing Date, contained or contains any untrue statement of a material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financing terms intentionally left blank), or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and furnished to the Issuers in writing by the Initial Purchaser expressly for use in the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates, contained, and the Final Offering Circular, as amended or supplemented as of the Closing Date, will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

(b)
Each corporation, partnership, or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule Iattached hereto (the "Subsidiaries"). Each Subsidiary, that is (i) a Foreign Restricted Subsidiary has an asterisk ("*") next to its name on such schedule and (ii) an Immaterial Subsidiary has a carat "^" next to its name on such schedule. The Co-issuer has no assets, revenues or subsidiaries.

(c)
Each of the Issuers and the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Subsidiaries of the Company, taken as a whole, (B) the ability of the Issuers to perform their obligations in all material respects under any Document, (C) the enforceability of the Collateral Agreements or the attachment, perfection or priority of any of the Liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the Documents or (E) the consummation of any of the transactions contemplated under any of the Documents (each, a "Material Adverse Effect").

(d)
All of the issued and outstanding shares of capital stock of or membership interests in, as the case may be, each of the Issuers have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Final Offering Circular (including the footnotes thereto) sets forth, as of its date, (i) the actual cash and cash equivalents and capitalization of the Issuers and the Subsidiaries of the Company on a consolidated basis, assuming the Company had existed as a separate legal entity at such time and (ii) the pro forma cash and cash equivalents and capitalization of the Issuers and the Subsidiaries of the Company, on a consolidated basis, after giving effect to the offer and sale of the Notes and the application of the net proceeds therefrom described in the Final Offering Circular under the section entitled "Use of Proceeds". Except as set forth in such table, immediately following the Closing, neither the Issuers nor any of the Subsidiaries of the Company will have any liabilities, absolute, accrued, contingent or otherwise other than (A) liabilities that are reflected in the Financial Statements (as hereinafter defined), or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that would not, individually or in the aggregate, have a Material Adverse Effect. On the Closing Date, all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries will be owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, "Liens), other than those imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions. Except as disclosed in the Offering Circular, there are no outstanding (A) options, warrants or other rights to purchase from the Issuers or any of the Subsidiaries of the Company, (B) agreements, contracts, arrangements or other obligations of the Issuers or any of the Subsidiaries of the Company to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Issuers or any of the Subsidiaries of the Company.

(e)
Except for the rights of the holders of the 9% Notes pursuant to the 9% Notes Registration Rights Agreement, no holder of securities of the Issuers or any of the Subsidiaries of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Issuers and the Subsidiary Guarantors with respect to the Notes pursuant to the Registration Rights Agreement.

(f)
The Co-issuer and each of the Subsidiary Guarantors that are corporations have all requisite corporate power and authority, and the Company and each of the Subsidiary Guarantors that are limited partnerships or limited liability companies have all the requisite partnership or other power and authority, to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the transactions contemplated thereby.

(g)
This Agreement has been duly and validly authorized, executed and delivered by the Issuers and the Subsidiary Guarantors. Each of the Indenture and the Collateral Agreements has been duly and validly authorized by the Issuers and the Subsidiary Guarantors. Each of the Indenture and the Collateral Agreements, when executed and delivered by the Issuers and the Subsidiary Guarantors, will constitute a legal, valid and binding obligation of each of the Issuers and Subsidiary Guarantors, enforceable against each of the Issuers and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(h)
The Registration Rights Agreement has been duly and validly authorized by the Issuers and the Subsidiary Guarantors. The Registration Rights Agreement, when executed and delivered by the Issuers and the Subsidiary Guarantors, will constitute a legal, valid and binding obligation of the Issuers and the Subsidiary Guarantors, enforceable against the Issuers and the Subsidiary Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i)
The Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Issuers and the Subsidiary Guarantors, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Issuers and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Issuers, entitled to the benefit of the Indenture, the Guarantees, the Collateral Agreements and the Registration Rights Agreement, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(j)
The Guarantees have been duly and validly authorized by the Subsidiary Guarantors and, when executed by the Subsidiary Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Subsidiary Guarantors, entitled to the benefit of the Indenture, the Collateral Agreements and the Registration Rights Agreement, and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(k)
Neither of the Issuers nor any of the material Subsidiaries of the Company is in violation of its certificate of incorporation, by-laws or other organizational documents (the "Charter Documents"). Neither of the Issuers nor any of the Subsidiaries of the Company is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a "Governmental Authority") applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations other than as disclosed in the Final Offering Circular. There exists no condition that, with the passage of time or otherwise, would (a) constitute a violation of such Charter Documents or Applicable Laws, (b) constitute a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness, except with respect to clauses (b) and (c), such conditions that would not, individually or in the aggregate, have a Material Adverse Effect.

(l)
Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Issuers or any of their respective Subsidiaries (except for liens pursuant to the Collateral Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law; except with respect to clauses (ii) and (iii), such violations, breaches or defaults that would not have a Material Adverse Effect. After consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default will exist.

(m)
When executed and delivered, the Documents and the Ancillary Agreements will conform in all material respects to the descriptions thereof in the Final Offering Circular.

(n)
No consent, approval, authorization or order of any Governmental Authority, or third party is required for the issuance and sale by the Issuers of the Notes to the Initial Purchaser or the consummation by the Issuers of the other transactions contemplated hereby or by any other Document or any Ancillary Agreement, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser.

(o)
There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Issuers or any of the Subsidiaries of the Company, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or the Ancillary Agreements or any of the transactions contemplated herein or therein, or (ii) except as disclosed in the Final Offering Circular or would, individually or in the aggregate, have a Material Adverse Effect. Neither of the Issuers nor any of the Subsidiaries of the Company is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

(p)
Each of the Issuers and the Subsidiaries of the Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Offering Circular ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Issuers and the Subsidiaries of the Company has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Issuers or the Subsidiaries of the Company has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Offering Circular or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q)
Each of the Issuers and the Subsidiaries of the Company has good and marketable title to all real property owned by it and good title to all personal property owned by it, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect, and good and indefeasible title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens (as defined in the Indenture)). All Applicable Agreements to which the Issuers or any of the respective Subsidiaries of the Company is a party or by which any of them is bound are valid and enforceable against each of the Issuers or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(r)
All federal, state, local and foreign Tax returns required to be filed by the Issuers and each of the Subsidiaries of the Company have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Issuers and the Subsidiaries of the Company have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). To the knowledge of the Issuers, after reasonable inquiry, there are no actual or proposed Tax assessments against the Issuers or any of the Subsidiaries of the Company that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Issuers and the Subsidiaries of the Company in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(s)
Each of the Issuers and the Subsidiaries of the Company owns, or has the right to use, all patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names or licenses to the foregoing (collectively, "Intellectual Property") necessary for the conduct of its businesses and, as of the Closing Date, will be free and clear of all Liens, other than (i) Permitted Liens (as defined in the Indenture) and (ii) licenses granted in the ordinary course of business. No claims or written notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Issuers or any of the Subsidiaries of the Company or questioning the validity or effectiveness of the Intellectual Property (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect). To the knowledge of the Issuers and the Subsidiaries of the Company, the use of such Intellectual Property by the Issuers or any of the Subsidiaries of the Company does not infringe on the Intellectual Property rights of any other person.

(t)
The Issuers and the Subsidiaries of the Company maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(u)
The combined financial statements and related notes of the Company and its Subsidiaries contained in the Final Offering Circular (the "Financial Statements") present fairly the financial position, results of operations and cash flows of the Company and its combined Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act. The financial data set forth under "Summary Combined Historical and Pro Forma Financial Data" and "Selected Combined Historical Consolidated Financial Data" included in the Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the financial position and results of operations of the Company and its combined Subsidiaries as of the respective dates and for the respective periods indicated. KPMG, LLP are independent public accountants under the federal securities laws with respect to the Issuers.

(v)
All other financial, statistical, and market and industry-related data included in the Final Offering Circular are fairly and accurately presented and are based on or derived from sources that the Issuers believe to be reliable and accurate.

(w)
Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as disclosed in the Final Offering Circular, (i) neither the Issuers nor any of the Subsidiaries of the Company has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Issuers, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Issuers, or any payment of or declaration to pay any dividends or any other distribution with respect to the Issuers, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Subsidiaries of the Company taken as a whole since September 30, 2003 (each of clauses (i), (ii) and (iii), a "Material Adverse Change"). Except as disclosed in the Final Offering Circular, to the knowledge of each of the Issuers and the Subsidiary Guarantors, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect.

(x)
No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on the Issuers retaining any rating assigned to the Issuers or any of the Subsidiaries of the Company or to any securities of the Issuers or any of the Subsidiaries of the Company, or (ii) has indicated to the Issuers that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Issuers or any Subsidiaries of the Company or any securities of the Issuers or any Subsidiaries of the Company.

(y)
All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, the Company and its Subsidiaries on a consolidated basis will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and its Subsidiaries on a consolidated basis is not less than the total amount required to pay the liabilities of each of the Issuers and each Subsidiary Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and its Subsidiaries on a consolidated basis are able to pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and Guarantees as contemplated by this Agreement and the Offering Circular, the Company and its Subsidiaries on a consolidated basis are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and its Subsidiaries on a consolidated basis are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which either of the Issuers or any Subsidiary Guarantor is engaged; and (v) the Company and its Subsidiaries on a consolidated basis are not otherwise insolvent under the standards set forth in applicable laws.

(z)
The Issuers have not and, to their knowledge after due inquiry, no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuers.

(aa)
Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons (as defined under Regulation S of the Act) and (ii) the accuracy of the Initial Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Initial Purchaser and in the Exempt Resales.

(bb)
The Notes are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system. Except for the 9% Notes, no securities of the Issuers of the same class as the Notes have been offered, issued or sold by the Issuers or any of their Affiliates within the six-month period immediately prior to the date hereof.

(cc)
Neither of the Issuers nor any of their affiliates or any other person acting on behalf of the Issuers has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to any Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Issuers, any affiliate of the Issuers and any other person acting on behalf of the Issuers have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

(dd)
Each of the Issuers, the Subsidiaries of the Company, and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to each "pension plan" (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Issuers, the Subsidiaries of the Company, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code (as defined herein). Neither the Issuers, the Subsidiaries of the Company, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. "ERISA Affiliate" means a corporation, trade or business that is, along with the Issuers or any of Subsidiary of the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 4001(b) of ERISA.

(ee)
(i) Neither of the Issuers nor any of the Subsidiary Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Issuers or the Subsidiary Guarantors, and, to the knowledge of the Issuers after due inquiry, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Issuers' knowledge, no union organizing or decertification efforts are underway or threatened against the Issuers or the Subsidiary Guarantors; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Issuers or the Subsidiary Guarantors, or, to the knowledge of the Issuers, after due inquiry, threatened against the Issuers or the Subsidiary Guarantors; (iv) there is no worker's compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (v) to the knowledge of the Issuers, after due inquiry, there is no threatened or pending liability against the Issuers or the Subsidiary Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Issuers or the Subsidiary Guarantors that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Issuers, after due inquiry, no employee or agent of the Issuers or the Subsidiary Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(ff)
None of the transactions contemplated in the Documents or the application by the Issuers or any of the Subsidiaries of the Company of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221), or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(gg)
Neither of the Issuers nor any of the Subsidiaries of the Company is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940 (the "Investment Company Act"); and neither of the Issuers nor any of the Subsidiaries of the Company, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Offering Circular, will be an "investment company" as defined in the Investment Company Act.

(hh)
The Issuers have not engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents or Ancillary Agreements, and the Issuers are not under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).

(ii)
Each of the Issuers and the Subsidiaries of the Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Issuers nor any of the Subsidiaries of the Company has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

  In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Issuers and the Subsidiaries of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuers have reasonably concluded that such associated costs would not have a Material Adverse Effect.

(jj)
As of the Closing Date, other than as imposed by applicable law or disclosed in the Final Offering Circular, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary's capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(kk)
(a)    Upon:

  (i)
  execution and delivery of the Collateral Agreements by the Issuers and the Subsidiary Guarantors parties thereto and the Trustee (as defined therein) and compliance by the Issuers and the Subsidiary Guarantors with their respective obligations thereunder; and

  (ii)
  (A)
  the filing or recording of the Collateral Agreements or appropriate Uniform Commercial Code financing statements with the appropriate filing records, registry, and/or other public office (with respect to filings to be made in the U.S. Patent and Trademark Office, within three (3) months of the date of the applicable Collateral Agreement, and with respect to filings in the U.S. Copyright Office within one (1) month of the date of the applicable Collateral Agreement), together with the payment of the requisite filing or recordation fees related thereto,

  (B)
  in the case of the certificated Equity Interests (as defined in the Pledge Agreement), pledged to the Trustee pursuant to the Pledge Agreement, upon the delivery to and possession by the Trustee of such certificated Equity Interests, duly endorsed for transfer or together with stock powers or other instruments of transfer, in each case, the Trustee shall have "control" (as defined in Section 8-106(b) of the Uniform Commercial Code, as in effect in the State of New York (the "U.C.C.")) with respect to such certificated Equity Interests,

  (C)
  in the case of each Securities Account and the Investment Property therein (as each such term is defined in the Security Agreement) with respect to which a Control Agreement has been executed and delivered, the Trustee will have "control" (as defined in Section 8-106 of the U.C.C.,

  (D)
  in the case of each Deposit Account (as defined in the Security Agreement) and the cash and other funds on deposit therein with respect to which a Control Agreement has been executed and delivered, the Trustee will have "control" (as defined in Section 9-104 of the U.C.C., and

  (E)
  in the case of motor vehicles, upon the recordation or notation of the Trustee's security interest on the certificates of title or ownership in respect of such motor vehicles and the filing of the Uniform Commercial Code financing statements delivered by the Issuers or any Subsidiary Guarantor, as the case may be, having an interest in such motor vehicles to the Trustee with respect to such motor vehicles, the security interest of the Trustee in the Collateral (as defined in the Collateral Agreements) will be a valid and enforceable perfected security interest, which security interests will be superior to and prior to the rights of all third persons other than holders of Permitted Liens; provided, however, that subsequent recordations in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, may be necessary to perfect the security interest of the Trustee in issued registrations and applications for U.S. intellectual property that are acquired by Issuers or Subsidiary Guarantors after the date of the applicable Collateral Agreements, and that the taking of actions outside the United States may be required in order to perfect the Trustee's security interest in intellectual property included in the Collateral which is created under non-U.S. law.

  (b)
  As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property or any rights thereunder.

(ll)
Each certificate signed by any officer of the Issuers, or any Subsidiary thereof, delivered to the Initial Purchaser shall be deemed a representation and warranty by the Issuers or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(mm)
Each of the Issuers and each of the Subsidiaries of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Issuers or any of the Subsidiaries of the Company or their respective businesses, assets, employees, officers and directors are in full force and effect. Each of the Issuers and each of the Subsidiaries of the Company are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Issuers or any of the Subsidiaries of the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, other than claims as to which the failure to receive payment would not have a Material Adverse Effect. Neither of the Issuers nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither of the Issuers nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

  All information certified by an officer of the Company in the Perfection Certificate dated as of the Closing Date and delivered by such officer on behalf of the Company is true and correct in all material respects both as of the date hereof and as of the Closing Date.

(nn)
Set forth on Schedule III hereto is a list of all credit facilities and other financings that are to be paid in full using the proceeds of the Offering and terminated, retired or redeemed, as applicable, on the Closing Date. Set forth on Schedule III opposite the description of each such credit facility or indebtedness financing, as the case may be, is the aggregate principal amount of Indebtedness outstanding thereunder.

(oo)
There is and has been no failure on the part of the Issuers and the Subsidiaries of the Company or any of the officers and directors of the Issuers or any of the Subsidiaries of the Company, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith.

        5.     Covenants of the Issuers and the Subsidiary Guarantors. Each of the Issuers and the Subsidiary Guarantors jointly and severally, agrees:

(a)
To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)
To (i) furnish the Initial Purchaser, without charge, as many copies of the Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Circular that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Issuers hereby consent to the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c)
Not to amend or supplement the Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Notes purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto.

(d)
So long as the Initial Purchaser shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuers or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with Applicable Law, to prepare, at the expense of the Issuers, an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Issuers or the Initial Purchaser it becomes necessary or advisable to amend or supplement the Final Offering Circular so that the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)
To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f)
Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incidental to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of the obligations of the Issuers and the Subsidiary Guarantors obligations under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Issuers, (iii) all expenses and listing fees in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading Automated Linkages ("PORTAL") market, (iv) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vii) all costs and expenses in connection with the creation and perfection of the Security Agreement (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (viii) all fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with its services to be rendered hereunder including, without limitation, the fees and disbursements of Mayer, Brown Rowe & Maw LLP, counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each such case solely by reason of a default by the Initial Purchaser on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchaser in cash upon demand for all fees, disbursements and out-of-pocket expenses (including fees, disbursements and charges of Mayer, Brown, Rowe & Maw LLP, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.

(g)
To use the proceeds of the Offering in all material respects in the manner described in the Final Offering Circular under the caption "Use of Proceeds."

(h)
To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i)
Not to, and to ensure that no "affiliate" (as defined in Rule 501(b) of the Act) of the Issuers will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Notes.

(j)
For so long as any of the Notes remain outstanding, during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

(k)
To comply with the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book entry" transfer to assist the Initial Purchaser in making the Notes eligible for clearance and settlement through DTC.

(l)
To use its best efforts to effect the inclusion of the Notes in Private Offerings, Resales and Trading through Automated Linkages Market.

(m)
For so long as any of the Notes remain outstanding, the Issuers will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Notes as a group.

(n)
Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o)
During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either of the Issuers or any other "affiliates" (as defined in Rule 144A under the Act) controlled by the Issuers to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by the Issuers, any current or future Subsidiaries of the Issuers or any other "affiliates" (as defined in Rule 144A under the Act) controlled by the Issuers, except pursuant to an effective registration statement under the Act.

(p)
Without duplication of paragraph (f), pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser.

(q)
To use their best efforts to (i) complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Agreements to have been have been completed by the Closing Date and (ii) cause to be filed within no later then 10 business days after the Closing Date all Uniform Commercial Code Form UCC-3 termination statements required pursuant to Section 7(r)(ii).

(r)
If applicable, within three days after the Expiration Time, the Company will satisfy the notice requirements for redemption under Article 3 of the Indenture, dated as of November 26, 1997, between Mrs. Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc. and The Bank of New York, as amended by the Supplemental Indenture (as defined herein) (the "Existing MFOC Indenture") in respect of the MFOC Notes that are not validly tendered pursuant to the MFOC Tender and Exchange Offer prior to the Expiration Time (the "Subsequently Redeemed MFOC Notes"). The Subsequently Redeemed MFOC Notes shall be redeemed as promptly as practicable after the Expiration Time but, in no event, later than 30 days. The Issuers will provide the Initial Purchaser and its counsel copies of such notice of redemption, copies of the authenticated Subsequently Redeemed MFOC Notes and all ancillary documents related thereto.

(s)
To cause each of the Subsidiary Guarantors to execute the Counterparts in the form attached as Exhibit D hereto.

        6.     Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

(a)
It is a QIB as defined in Rule 144A under the Act and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Final Offering Circular.

(b)
It is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Act; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Offering Circular.

(c)
No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Notes to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.

        7.     Conditions. The obligations of the Initial Purchaser to purchase the Notes under this Agreement are subject to the performance by each of the Issuers and each of the Subsidiary Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following condition or waiver thereof by the Initial Purchaser:

(a)
All the representations and warranties of the Issuers and the Subsidiary Guarantors contained in this Agreement and in each of the Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Issuers and each other party to the Documents (other than the Initial Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)
No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Issuers after due inquiry, be pending or contemplated as of the Closing Date.

(c)
No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Issuers after due inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(d)
Subsequent to the respective dates as of which data and information is given in the Final Offering Circular, there shall not have been any Material Adverse Change.

(e)
The Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

(f)
On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers or any securities of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers or any securities of the Issuers by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)
The Initial Purchaser shall have received on the Closing Date:

(i)
certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of each of the Issuers, on behalf of the respective Issuer, to the effect that (a) the representations and warranties set forth in Section 4 hereof, in each of the Documents and the Perfection Certificate are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) each Issuer has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Offering Circular or contemplated hereby, neither the Issuers nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Issuers and the Subsidiaries of the Company, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Issuers and the Subsidiaries of the Company, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Issuers or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Issuers and the Subsidiaries of the Company, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii)
a certificate, dated the Closing Date, executed by the Secretary of each of the Issuers and each Subsidiary Guarantor, certifying such matters as the Initial Purchaser may reasonably request.

(iii)
a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of each of the Issuers in the form previously approved by the Initial Purchaser or its counsel.

(iv)
(A) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Issuers, dated the Closing Date, substantially in the form of Exhibit A attached hereto, (B) the opinion of the general counsel of the Company substantially in the form of Exhibit B attached hereto, and (C) an opinion of Georgia local counsel to the Issuers substantially in the form of Exhibit C attached hereto.

(v)
an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(h)
The Initial Purchaser shall have received substantially contemporaneously with the Closing a copy of the receipt of a payoff letter from each of Wells Fargo Foothill, Inc. and Wells Fargo Bank, National Association as to the second and fourth items, respectively, listed on Schedule III attached hereto.

(i)
On or prior to the Closing Date, a $17.5 million equity investment in the Company shall have been consummated as described under the heading "The Transactions—The New Investment" in the Offering Circular.

(j)
(i) The Initial Purchaser shall have received a certificate, dated the Closing Date, executed by the Tender and Exchange Agent for the MFOC Tender and Exchange Offer certifying receipt by such Tender and Exchange Agent as to the level of valid tenders from the holders of record, as of 5:00 p.m., New York City time, on the business day prior to the Closing Date and (ii) the Initial Purchaser and the Trustee for the MFOC Notes each shall have received an executed copy of the supplemental indenture, dated as of a date on or prior to the Closing Date, to the Existing MFOC Indenture (the "Supplemental Indenture") and all other procedures and actions necessary to make the Supplemental Indenture effective shall have been consummated on or prior to the Closing Date.

(k)
On or prior to the Closing Date, the Initial Purchaser shall have received executed copies of agreements from holders of the TCBY Notes to redeem 100% in outstanding principal amount of the TCBY Notes.

(l)
The Initial Purchaser shall have received from KPMG LLP, independent auditors, with respect to the Issuers, (A) a customary comfort letter, dated the date of the Final Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Final Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that KPMG LLP reaffirms the statements made in its letter furnished pursuant to clause (A).

(m)
Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Document.

(n)
Each of the Ancillary Agreements shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a true and complete copy of each fully executed original of each such Ancillary Agreement.

(o)
The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(p)
The terms of each Document and Ancillary Agreement shall conform in all material respects to the description thereof in the Final Offering Circular.

(q)
None of the parties to any of the Documents or any of the Ancillary Agreements are in breach or default in any material respect under their respective obligations thereunder.

(r)
The Trustee shall have received (with a copy for the Initial Purchaser) on the Closing Date:

(i)
appropriately completed copies of Uniform Commercial Code financing statements naming the Issuers and each Subsidiary Guarantor as a debtor and the Trustee as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Trustee and its counsel, desirable to perfect the security interests of the Trustee pursuant to the Security Agreement, the originals of which shall have been delivered to the Filing Agent (as defined below) pursuant to clause (s) below;

(ii)
appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) granted to any Person in any collateral described in any Security Agreement previously granted by any Person;

(iii)
certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Trustee, dated a date reasonably near to the Closing Date, listing all effective financing statements which name either Issuer or any Subsidiary Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Agreement, other than such financing statements that evidence Permitted Liens other than financing statements that may still be on record relating to obligations that have been paid off);

(iv)
such other approvals, opinions, or documents as the Trustee may reasonably request in form and substance reasonably satisfactory to the Trustee; and

(v)
the Trustee and its counsel shall be reasonably satisfied that (i) the Lien granted to the Trustee, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Final Offering Circular; and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Trustee, for the benefit of the Secured Parties, pursuant to a Collateral Agreement, in each case subject to the Permitted Liens.

(s)
All Uniform Commercial Code financing statements or other similar financing statements required pursuant to clause (r)(i) above (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Trustee (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Trustee and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Trustee and its counsel of the results of such submissions within 30 days following the Closing Date.

(t)
The Trustee shall have received fully executed Control Agreements (in form and substance reasonably satisfactory to the Trustee) with respect to (i) each Securities Account (as defined in the Security Agreement) of each of the Company and the Guarantors that contains cash, cash equivalents and Investment Property (as defined in the Security Agreement) in an aggregate amount in excess of $100,000 as of the end of the most recently ended calendar month or at the Closing Date and (ii) each Deposit Account (as defined in the Security Agreement) of each of the Company and the Guarantors that has a balance in excess of $100,000 as of the end of such month or at the Closing Date.

(u)
The Trustee shall have received copies of the policies of insurance (or binders or insurance certificates in respect thereof), as are required by Section 4.2(a) of the Security Agreement.

(v)
Each of the Guarantors shall have executed the Counterparts of this Agreement in the form attached as Exhibit D hereto and delivered copies of such executed Counterparts to the Initial Purchaser.

        8.     Indemnification and Contribution.

(a)
The Issuers and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)
any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto; or

(ii)
the omission or alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

  and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Issuers and the Subsidiary Guarantors will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuers by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Issuers and the Subsidiary Guarantors may otherwise have to the indemnified parties. The Issuers and the Subsidiary Guarantors shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld; and provided further, however, that this indemnity, as to the Preliminary Offering Circular, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Notes to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Offering Circular (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Notes to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Offering Circular was corrected in the Final Offering Circular, unless such failure resulted from noncompliance by the Issuers with Section 5(b).

(b)
The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers, each of the Subsidiary Guarantors and their respective directors, officers and each person, if any, who controls either of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which either of the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers or their agents by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers, each of the Subsidiary Guarantors and any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c)
As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Issuers in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)
No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)
In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchaser, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)
The Issuers, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Issuers and the Subsidiary Guarantors, each officer of the Issuers and the Subsidiary Guarantors and each person, if any, who controls either of the Issuers or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Subsidiary Guarantors.

        9.     Termination. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

(a)
since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser's reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

(b)
the failure of the Issuers or the Subsidiary Guarantors to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c)
any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser's sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular or to enforce contracts for the sale of any of the Notes;

(d)
the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's counsel's reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Subsidiaries of the Company, taken as a whole;

(e)
any securities of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(f)
the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

        10.   Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Issuers and the Subsidiary Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

        11.   Default by the Initial Purchaser. If the Initial Purchaser shall breach its obligations to purchase the Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuers for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to the Initial Purchaser without liability on the part of the Issuers. Nothing herein shall relieve the Initial Purchaser from liability for its default.

        12.   Information Supplied by the Initial Purchaser. The statements set forth on the cover page with respect to price and in the first sentence of the third paragraph, the sixth sentence of the fifth paragraph, and the sixth paragraph under the heading "Plan of Distribution" in the Offering Circular (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Issuers or the Subsidiaries of the Company for the purposes of Sections 4(a) and 8 hereof.

        13.   Miscellaneous.

(a)
Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers, to: Mrs. Fields Famous Brands, LLC, 2855 Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121, Attention: Michael R. Ward, with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, Attention Randall H. Doud, Esq., and (ii) if to the Initial Purchaser, to: Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Lloyd H. Feller, Esq., with a copy to: Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019-5820, Attention: Ronald S. Brody, Esq. (or in any case to such other address as the person to be notified may have requested in writing).

(b)
This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Subsidiary Guarantors, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchaser is intended to be a beneficiary of the covenants of the Issuers and the Subsidiary Guarantors contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Issuers and the Subsidiary Guarantors, and each such purchaser shall have the right to take action against the Issuers and the Subsidiary Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c)
THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d)
EACH OF THE ISSUERS AND EACH SUBSIDIARY GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASER AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e)
This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(f)
The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)
This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto. This Agreement and the Documents constitute the entire agreement of the parties hereto.

        Please confirm that the foregoing correctly sets forth the agreement among the Issuers, the Initial Purchaser and, upon execution of the Counterparts, each of the Subsidiary Guarantors.

Very truly yours,
MRS. FIELDS FAMOUS BRANDS, LLC
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
MRS. FIELDS FINANCING COMPANY, INC.
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
Accepted and Agreed to: JEFFERIES & COMPANY, INC.
By:	/s/ BRENT M. STEVENS Name: Brent M. Stevens Title: Executive Vice President

SCHEDULE I

LIST OF SUBSIDIARIES

Great American Cookie Company Franchising, LLC
Mrs. Fields Franchising, LLC
Pretzel Time Franchising, LLC
Pretzelmaker Franchising, LLC
TCBY Systems, LLC
Mrs. Fields Gifts, Inc.
The Mrs. Fields' Brand, Inc.
Great American Manufacturing, LLC
Mrs. Fields Cookies Australia
TCBY International, Inc.
TCBY of Texas, Inc.
Riverport Equipment and Distribution Company^
CMI Property Holdings, Inc.^
Juice Works Development, Inc.^
TCBY of Turkey, Inc.^
TCBY of Colombia, Inc.^
TCBY of Bolivia, Inc.^
TCBY of Ireland, Inc.^
TCBY of Saudi Arabia, Inc.^
TCBY of Mexico, Inc.^
TCBY of Aruba, Inc.^
TCBY United Kingdom, Inc.^
TCBY of Philippines, Inc.^
TCBY of Qatar, Inc.^
TCBY of Israel, Inc.^
TCBY of Portugal, Inc.^
TCBY of Netherlands, Inc.^
TCBY of Australia, Inc.^
TCBY of Jordan, Inc.^
TCBY of South Africa, Inc.^
TCBY of Kuwait, Inc.^

SCHEDULE II

Foreign Subsidiaries

None

Immaterial Subsidiaries

Riverport Equipment and Distribution Company
CMI Property Holdings, Inc.
Juice Works Development, Inc.
TCBY of Turkey, Inc.
TCBY of Colombia, Inc.
TCBY of Bolivia, Inc.
TCBY of Ireland, Inc.
TCBY of Saudi Arabia, Inc.
TCBY of Mexico, Inc.
TCBY of Aruba, Inc.
TCBY United Kingdom, Inc.
TCBY of Philippines, Inc.
TCBY of Qatar, Inc.
TCBY of Israel, Inc.
TCBY of Portugal, Inc.
TCBY of Netherlands, Inc.
TCBY of Australia, Inc.
TCBY of Jordan, Inc.
TCBY of South Africa, Inc.
TCBY of Kuwait, Inc.

SCHEDULE III

Indebtedness

Estimated Balance as of 3/16/04
1. 10 1/8% MFOC Senior Notes due 2004	140,000,000
2. Second Amended and Restated Loan and Security Agreement entered into as of January 16, 2003 between Foothill Capital Corporation and Mrs. Fields' Original Cookies, Inc.	8,200,000
3. 14% TCBY Subordinated Notes due 2005*	21,800,000
4. Amended and Restated Credit Agreement dated as of November 19, 2002 among TCBY Systems, LLC, TCBY Enterprises, Inc. TCBY Holding Company, Inc., various financial institutions and Wells Fargo Bank, National Association, as administrative agent	21,700,000

Amounts exclude accrued interest and any premium

*
Amounts shown includes a $100,000 consent fee previously incurred and deferred until repayment of the Subordinated Notes.

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PURCHASE AGREEMENT